                                                                   EXHIBIT 10.3

================================================================================

                           EMPLOYEE MATTERS AGREEMENT

                                 by and between

                              GOODRICH CORPORATION

                                      and

                             ENPRO INDUSTRIES, INC.

                                  dated as of
                                  May 31, 2002


================================================================================

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE 1         CONTINUATION OF EMPLOYMENT........................................................    2

         Section 1.01      Continuation of Employment...............................................    2

ARTICLE 2         COLLECTIVE BARGAINING.............................................................    2

         Section 2.01      Collective Bargaining Agreements and Compliance
                           with Local Customs and Law...............................................    2

ARTICLE 3         BENEFIT PLANS.....................................................................    2

         Section 3.01      Defined Benefit Pension Plans............................................    2

         Section 3.02      Defined Contribution Plans...............................................    3

         Section 3.03      Health and Welfare Plans.................................................    4

         Section 3.04      Retiree Medical and Life Insurance Coverage..............................    4

         Section 3.05      Certain Non-qualified Benefit Plans......................................    5

ARTICLE 4         EXECUTIVE COMPENSATION............................................................    5

         Section 4.01      Executive Compensation...................................................    5

ARTICLE 5         EMPLOYEE CLAIMS...................................................................    6

         Section 5.01      Claims of Employees......................................................    6

ARTICLE 6         GENERAL...........................................................................    7

         Section 6.01      Notices..................................................................    7

         Section 6.02      Interpretation...........................................................    8

         Section 6.03      Amendments; No Waivers...................................................    8

         Section 6.04      Nonexclusive Remedies....................................................    8

         Section 6.05      Successors and Assigns...................................................    9

         Section 6.06      Third-Party Beneficiaries................................................    9

         Section 6.07      Governing Law............................................................    9

         Section 6.08      Counterparts; Effectiveness..............................................    9

         Section 6.09      Entire Agreement.........................................................    9

         Section 6.10      Severability.............................................................    9

         Section 6.11      Termination..............................................................    9

         Section 6.12      Survival.................................................................   10

                           EMPLOYEE MATTERS AGREEMENT

         Employee Matters Agreement, dated as of May 31, 2002 (this "AGREEMENT") by and between Goodrich Corporation, a New York corporation, with its principal corporate offices located in Charlotte, North Carolina ("GOODRICH"), and EnPro Industries, Inc., a North Carolina corporation, with its principal corporate offices located in Charlotte, North Carolina. For purposes of this Agreement, the term "ENPRO" shall refer to EnPro Industries, Inc. and all the subsidiaries of EnPro Industries, Inc. on or after the Distribution Date (as defined below) including Coltec Industries Inc ("COLTEC") and its direct and indirect subsidiaries.

                                    RECITALS

         A. The Board of Directors of Goodrich has determined that it is in the best interests of Goodrich and its shareholders to separate Goodrich's engineered industrial products business from its other existing businesses.

         B. The Board of Directors of Goodrich, after consultation with Goodrich's management and financial and legal advisors, has determined that it is appropriate and in the best interests of Goodrich and the Goodrich Shareholders to divest Goodrich's indirect ownership interest in the EnPro Business, through a pro rata distribution of all of the EnPro Common Stock to the Goodrich Shareholders pursuant to the terms and subject to the conditions of this Agreement (the "DISTRIBUTION"). The date of such distribution, for purposes of this Agreement, shall be referred to as the "DISTRIBUTION DATE".

         C. Goodrich and EnPro are entering into a Distribution Agreement (the "DISTRIBUTION AGREEMENT") and other Ancillary Agreements (as defined in the Distribution Agreement), including this Agreement, that set forth the matters relating to the relationship and the respective rights and obligations of Goodrich and EnPro to one another following the Distribution.

         D. In connection with the Distribution, Goodrich and EnPro have agreed to enter into this Agreement for the purpose of allocating responsibilities, liabilities and assets associated with employee compensation, employee benefits and other employment-related matters.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Goodrich and EnPro hereby agree as follows:

                                   ARTICLE 1

                           CONTINUATION OF EMPLOYMENT

         Section 1.01 Continuation of Employment. For purposes of this Agreement, the term "EIP EMPLOYEES" refers to employees within the Engineered Industrial Products Segment of Goodrich who will become or continue to be employees of EnPro or U.S. subsidiaries of EnPro following the Distribution Date as well as those Goodrich corporate employees who have been designated as EnPro employees. EnPro shall not be obligated under this Agreement to continue the employment of any EIP Employee after the Distribution Date. EIP Employees on long-term disability ("LTD") on the Distribution Date shall not become employees of EnPro unless such employee is covered under the plan known as the "Long Term Disability Benefit Plan for Eligible Employees of Garlock Inc" (the "GARLOCK LTD PLAN"). Any employee receiving benefits under the Garlock LTD Plan shall remain an employee of Garlock Sealing Technologies LLC or a subsidiary thereof. With respect to any employee or retiree of any foreign subsidiary of EnPro, the compensation and benefits payable to such employee or retiree shall continue to be the responsibility of such foreign subsidiary.

                                   ARTICLE 2

                             COLLECTIVE BARGAINING

         Section 2.01 Collective Bargaining Agreements and Compliance with Local Customs and Law. Effective as of the Distribution Date, EnPro or its subsidiaries shall assume each collective bargaining agreement that relates to any EIP Employees and shall assume all liabilities, responsibilities and obligations, including the obligation to negotiate in good faith with respect to such collective bargaining agreements. EnPro shall continue to observe any foreign national master agreements applicable to any EIP Employees. EnPro shall comply with local customs and legislation relating to employment including staff councils, where required.

                                   ARTICLE 3

                                 BENEFIT PLANS

         Section 3.01      Defined Benefit Pension Plans.

                  (a) Neither EnPro nor any of its subsidiaries shall become sponsoring employers of the following plans which are sponsored by
Goodrich:

                           (i) Goodrich Corporation Employees' Pension Plan (the "GOODRICH PLAN"); and

                           (ii)     Goodrich Corporation Wage Employees'
         Pension Plan.


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

                  (b) Neither Goodrich nor any of its subsidiaries shall become sponsoring employers of the following plans which are sponsored by Coltec or Garlock Sealing Technologies LLC (the "COLTEC PLANS"):

                           (i) Retirement Program for Employees of Coltec Industries Inc and Affiliated Companies (the "COLTEC PENSION PLAN");

                           (ii)     Quincy Division Unit Pension Plan; and

                           (iii) Pension Plan for Hourly Employees of the Garlock Sealing Technologies Division (Palmyra, New York) of Garlock Inc.

                  (c) With respect to any EIP Employee who is a participant in the Goodrich Plan, the Distribution Date shall constitute a termination of employment for purposes of such plan; provided, however, that all such employees shall be deemed vested under such plan on the Distribution Date. The Coltec Pension Plan shall be amended to provide that EIP Employees who are participants in the Goodrich Plan and who do not elect to commence the payment of pension benefits under the Goodrich Plan prior to or on the Distribution Date shall receive credit (for purposes of vesting and benefit determination) for all service and earnings accrued under the Goodrich Plan; provided, however, that the amount payable under the Coltec Plan shall be offset by any amount payable from the Goodrich Plan. The Coltec Pension Plan shall be further amended to provide that EIP Employees who are participants in the Goodrich Plan who elect to commence payment of pension benefits under the Goodrich Plan on or prior to the Distribution Date shall receive credit for service accrued under the Goodrich Plan for vesting purposes, but shall receive no such credit for benefit determination purposes and such participant's benefit under the Coltec Pension Plan shall not be offset by benefits paid under the Goodrich Plan.

                  (d) In December 2001, all liabilities and associated assets relating to current retirees within the Coltec Pension Plan, active employees who will be employed by Goodrich or a subsidiary of Goodrich after the Distribution Date, and former employees who were vested in the Coltec Pension Plan were transferred from the Coltec Pension Plan to the Goodrich Plan. Goodrich shall cause one or more transfers of liabilities and assets between the Goodrich Plan and the Coltec Pension Plan to reflect changes in the employment status of EIP Employees or other employees that participate in these plans that occur between November 2001 and the Distribution Date. Any transfer of assets pursuant to this true-up process shall reflect the termination value of the liabilities; provided, however that such transfer shall comply with
Section 414 of the Internal Revenue Code.

         Section 3.02      Defined Contribution Plans.

                  (a) Neither EnPro nor any of its subsidiaries shall become sponsoring employers of the following plans which are sponsored by Goodrich (the "GOODRICH 401(K) PLANS"):

                           (i)      Goodrich Corporation Employees' Savings
         Plan;


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

                           (ii) Goodrich Corporation Wage Employees' Savings Plan; and

                           (iii) Goodrich Corporation Savings Plan for Rohr Employees.

                  (b) Neither Goodrich nor any of its subsidiaries shall become sponsoring employers of the following plans which are sponsored by Coltec (the "COLTEC DC PLANS"):

                           (i)      Coltec Industries Inc Retirement Savings
         Plan; and

                           (ii)     Coltec Industries Inc Retirement
         Accumulation Plan.

                  (c) Goodrich shall not have any responsibilities or obligations with respect to the Coltec DC Plans after the Distribution Date. Any participant in the Coltec DC Plans who will not become an EIP Employee shall have their balance transferred to one of the Goodrich 401(k) Plans, depending on their employment status.

                  (d) With respect to any EIP Employee who is a participant in a Goodrich 401(k) Plan, the Distribution Date shall constitute a termination of employment for purposes of such plan and any affected employee shall have the right to take any action authorized by the plan in the event of a termination of employment, including the right to rollover the account balance to the Coltec DC Plans.

         Section 3.03 Health and Welfare Plans. EnPro shall not assume any employee health and welfare benefit plans of Goodrich but, instead, shall enter into contracts with third party benefit providers to maintain medical, dental, life insurance, long-term disability insurance and flexible spending account benefits through 2002 that are substantially the same as benefits available to EIP Employees immediately prior to the Distribution Date. EIP Employees shall cease participation in the health and welfare benefit plans of Goodrich as of the Distribution Date and shall commence participation in the health and welfare benefit plans provided by EnPro. Health and welfare benefit plan claims incurred by EIP Employees prior to the Distribution Date shall continue to be processed and paid under the Goodrich health and welfare plans. EnPro shall reimburse Goodrich for Goodrich's out-of-pocket expenses from any health and welfare claim of an EIP Employee incurred prior to the Distribution Date but paid by Goodrich after the Distribution Date; provided, however, that Goodrich shall continue to pay such claims in the ordinary course prior to the Distribution Date. For health and welfare claims incurred before the Distribution Date, EnPro shall be entitled to the benefit of any third party (i.e. non-captive) insurance coverage maintained by Goodrich in respect of such claims.

         Section 3.04 Retiree Medical and Life Insurance Coverage. Following the Distribution Date, EnPro or the responsible subsidiary of EnPro, as the case may be, shall provide retiree medical or life insurance coverage to
(i) any active, retired or terminated employee participating in the Quincy Division Unit Pension Plan or the Pension Plan for Hourly Employees of the Garlock Sealing Technologies Division (Palmyra, New York) of Garlock Inc who is currently or who later becomes entitled to such coverage, (ii) any EIP Employee who retires after the Distribution Date who is currently or who later becomes entitled to such coverage, and (iii) any person who is


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

currently or who later becomes entitled to such coverage who was an employee of a Discontinued Operation, as defined below. Goodrich shall continue to provide retiree medical and life insurance coverage for all other retirees entitled to such coverage on the Distribution Date. For purposes of this Agreement, the term "DISCONTINUED OPERATION" refers to any business owned directly or indirectly by Coltec or its predecessors which ceased operating or was divested prior to July 1999, including, but not limited to, Crucible Inc., Colt Firearms Division of Colt Industries Inc, Holley Automotive Inc, Holley Performance Products Inc, Farnam Sealing Systems, Inc, Lubrikup Company, Precision Seal Corporation, and the Valves and Industrial Plastics Division of Coltec Industrial Products, Inc. This Section 3.04 is not intended to create any obligation to provide benefits to any retiree, but rather, is intended merely to allocate such obligations to the extent they may already exist.

         Section 3.05 Certain Non-qualified Benefit Plans. Goodrich shall amend its Savings Benefit Restoration Plan ("SBRP") and the Coltec Industries Inc Benefits Equalization Plan ("BEP") (which will be sponsored by a subsidiary of Goodrich after the Distribution Date) to permit EIP Employees to remain participants in such plans after the termination of employment with Goodrich or a subsidiary of Goodrich. The accrued benefit in any non-qualified plan shall remain frozen except to the extent such benefit may change as a result of investment earnings pursuant to the terms of the plan after the Distribution Date. The amendment shall provide that participation shall cease upon the employee's termination of employment from EnPro. Goodrich shall provide EnPro with a list of EIP Employees who are participants in the SBRP or the BEP. EnPro shall notify Goodrich in the event any EIP Employee who is a participant in the SBRP or the BEP ceases to be employed with EnPro.

                                   ARTICLE 4

                             EXECUTIVE COMPENSATION

         Section 4.01      Executive Compensation.

                  (a) EnPro shall be solely responsible for any cash incentive compensation program that measures the performance of EnPro for the entire year of 2002 as though EnPro were an independent company for that time. EIP Employees shall not be entitled to any Management Incentive Plan or Senior Management Incentive Plan payment from Goodrich for the year 2002.

                  (b) For purposes of the Goodrich Stock Option Plan, the Distribution Date shall result in the termination of employment for EIP Employees who are participants in such plan. As a result, all unvested options shall be forfeited and the period for exercising vested options shall expire 90 days after the Distribution Date. Options held by EIP Employees who are eligible to retire as of the Distribution Date will be treated as though such employee retired as of the Distribution Date.


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

                  (c) For purposes of the Goodrich Long-term Incentive Compensation ("LTIP") program, EIP Employees who are participants in that program will be entitled to a portion of the actual payout, when the applicable performance period ends, pro-rated to reflect the period of time through the Distribution Date; provided, however, that an EIP Employee must continue to be employed with EnPro or a subsidiary of EnPro on the last day of the applicable performance period to be entitled to a LTIP payout pursuant to this paragraph.

                  (d) Any Management Continuity Agreements with EIP Employees will be terminated as of the Distribution Date.

                  (e) EnPro shall be responsible for any retention payments payable to EIP Employees after the Distribution Date pursuant to any retention agreements regardless of when such agreements were entered into. Goodrich shall provide EnPro with cash (in excess of the cash to be provided to EnPro for general working capital at the Distribution Date) in an amount sufficient to pay the retention payments which become payable upon the Distribution Date.

                  (f) EIP Employees who owned restricted shares of Goodrich common stock shall have the Restricted Share Agreements to which they are a party amended to provide that the restrictions regarding transfer shall not cause a forfeiture of such shares on the Distribution Date, but instead shall cause a forfeiture upon termination of employment with EnPro. Goodrich shall provide EnPro with a list of EIP Employees who hold restricted shares. EnPro shall notify Goodrich in the event any EIP Employee who holds restricted shares ceases to be employed with EnPro.

                                   ARTICLE 5

                                EMPLOYEE CLAIMS

         Section 5.01 Claims of Employees. For purposes of this Agreement, the term "EMPLOYMENT-RELATED CLAIM" shall refer to any liability or claim relating to the employment, or the termination of employment, of any current or former employee of EnPro or its direct or indirect subsidiaries, including Coltec and its predecessors, which claims shall include, but not be limited to, claims alleging wrongful termination, unlawful discrimination, breach of employment contract, workers' injury claims covered by various workers' compensation laws, violations of various employee health and safety requirements and severance expenses. EnPro, or the responsible subsidiary of EnPro, shall bear sole responsibility for any uninsured Employment-related Claim not paid or liquidated as of the Distribution Date incurred either before, on or after the Distribution Date, except for Employment-related Claims related to employees of businesses and subsidiaries that are transferred to Goodrich as part of the dividend of Coltec's aerospace business for which Goodrich, or the responsible subsidiary of Goodrich, shall bear sole responsibility. Goodrich shall remain responsible for all Employment-related Claims incurred prior to the Distribution Date that are insured by third parties. EnPro shall reimburse Goodrich for Goodrich's out-of-pocket expenses (including legal and


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

administrative costs) from Employment-related Claims incurred prior to the Distribution Date but paid by Goodrich after the Distribution Date; provided, however, that Goodrich shall continue to pay uninsured liabilities and claims in the ordinary course prior to the Distribution Date. Goodrich shall reimburse EnPro for EnPro's out-of-pocket expenses (including legal and administrative costs) paid by EnPro on or after the Distribution Date from Employment-related Claims related to employees of businesses and subsidiaries that are transferred to Goodrich as part of the dividend of Coltec's aerospace business.

                                   ARTICLE 6

                                    GENERAL

         Section 6.01 Notices. All notices, requests, consents and other communications hereunder must be in writing and will be deemed to have been duly given (a) when received if personally delivered or sent by facsimile, (b) one business day after being sent by nationally recognized overnight delivery service, or (c) five business days after being sent by nationally registered or certified mail, return receipt requested, postage prepaid, and in each case addressed as follows (any party by written notice to the other party in the manner prescribed by this section may change the address or the persons to whom notices thereof shall be directed):

                  To Goodrich at:

                           Goodrich Corporation
                           Four Coliseum Centre
                           2730 West Tyvola Road
                           Charlotte, North Carolina  28217
                           Fax: (704) 423-7011
                           Attention: General Counsel

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Fax: (216) 579-0212
                           Attention: David P. Porter, Esq.

                  To EnPro at:

                           EnPro Industries, Inc.
                           5605 Carnegie Boulevard, Suite 500
                           Charlotte, North Carolina  28209-4674
                           Fax: (704) 731-1531
                           Attention: General Counsel


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                  with a copy to:

                           Robinson, Bradshaw & Hinson P.A.
                           101 North Tryon Street, Suite 1900
                           Charlotte, North Carolina 28246-1900
                           Fax: (704) 378-4000
                           Attention: Stephen M. Lynch, Esq.

         Section 6.02 Interpretation. The headings contained in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." Whenever a reference is made in this Agreement to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to include the plural (and vice versa), wherever appropriate. Whenever a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The use of the words "hereof" and "herein" and words of similar import shall refer to this entire Agreement and not to any particular section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. Each party stipulates and agrees that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other, and that no party, including any drafting party, shall have the benefit of any legal presumption (including "meaning of the authors") or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

         Section 6.03      Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 6.04 Nonexclusive Remedies. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


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

         Section 6.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         Section 6.06 Third-Party Beneficiaries. Nothing contained in this Agreement is intended to nor shall it confer upon any Person or entity, other than the parties hereto and their respective subsidiaries, successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

         Section 6.07 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflict of laws principles thereof.

         Section 6.08 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 6.09 Entire Agreement. This Agreement, the Ancillary Agreements and the Distribution Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Ancillary Agreements and the Distribution Agreement has been made or relied upon by any party. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Distribution Agreement or an Ancillary Agreement.

         Section 6.10 Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

         Section 6.11 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution and in the sole discretion of the Goodrich Board of Directors without the approval of EnPro or of Goodrich's shareholders. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination.


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

         Section 6.12 Survival. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.



                                    GOODRICH CORPORATION



                                    By:      /s/  Kenneth L. Wagner
                                       -----------------------------------------
                                       Name:  Kenneth L. Wagner
                                       Title: Assistant Secretary



                                    ENPRO INDUSTRIES, INC.



                                    By:      /s/  Richard L. Magee
                                       -----------------------------------------
                                       Name:  Richard L. Magee
                                       Title: Senior Vice President, Secretary
                                              and General Counsel


                                      11